ASSET SECURITIZATION CORPORATION,
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-D2

               THIRD AMENDMENT TO POOLING AND SERVICING AGREEMENT

     THIRD AMENDMENT, dated as of February 1, 1997 (this "Third Amendment"), by and among Asset Securitization Corporation, as depositor (the "Depositor"), Pacific Mutual Life Insurance Company, as servicer (the "Servicer") and CRIIMI MAE Services Limited Partnership, as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent") to the Existing Agreement referred to below.

                                    RECITALS

     WHEREAS, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent are parties to a Pooling and Servicing Agreement, as amended, dated as of March 1, 1996 (the "Existing Agreement"); and

     WHEREAS, the Servicer has requested that the Existing Agreement be amended as set forth herein in order to more effectively perform its servicing duties by correcting a defective provision, and the Depositor, the Special Servicer, the Trustee and the Fiscal Agent are willing to so amend the Existing Agreement; and

     WHEREAS, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree that the amendment set forth herein will correct a defective provision.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:

     The first sentence Section 4.01(i) of the Existing Agreement is hereby amended by deleting the first word of such sentence and inserting in its place the following:

          "On or after any Distribution Date on which the Class A-4 Certificates are the most subordinate Class of Certificates outstanding, the"

     SECTION 2. Conditions Precedent. This Third Amendment shall become effective on the date this Third Amendment has been executed and delivered by a duly authorized officer of the Depositor, the Trustee, the Special Servicer, the Fiscal Agent and the Servicer.

     SECTION 3. Limited Effect. Except as expressly amended and modified by this Third Amendment, the Existing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

     SECTION 4. Definitions In Existing Agreement. Unless otherwise defined in this Third Amendment, capitalized terms used herein shall have the respective meanings ascribed to such terms in the Existing Agreement.

     SECTION 5. Counterparts. This Third Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     SECTION 6. Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                   (SIGNATURES COMMENCE ON THE FOLLOWING PAGE)

     IN WITNESS WHEREOF, the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.


LASALLE NATIONAL BANK,                    ASSET SECURITIZATION CORPORATION,
  as Trustee, Custodian, Certificate        as Depositor
  Registrar and Paying Agent


By: /s/ Mary L. Collier                    By: /s/ Marlyn A. Marincas
    ----------------------------               ----------------------------
   Name: Mary L. Collier                   Name: Marlyn A. Marincas
   Title: Asst. Vice President             Title: Vice President


ABN AMRO BANK N.V.,                       PACIFIC MUTUAL LIFE INSURANCE COMPANY,
as Fiscal Agent                             as Servicer


By: /s/ Irene Pazik, Mary C. Casey         By: /s/ M.A. Curran
    ----------------------------               ------------------------------
   Name: Irene Pazik, Marcy C. Casey       Name: M.A. Curran
   Title: Vice President, Vice President     Title: Vice President


                                          By: /s/ C.S. Dillion
                                              -------------------------------
                                             Name: C.S. Dillion
                                             Title: Asst. Secretary


                                          CRIIMI MAE SERVICES LIMITED
                                          PARTNERSHIP
                                            as Special Servicer


                                          By: CRIIMI MAE MANAGEMENT, INC.,
                                            as General Partner


                                          By: /s/ David B. Iannarone
                                              -------------------------------
                                             Name: David B. Iannarone
                                             Title: Vice President/General
                                                    Counsel